Exhibit 5.1

April 5, 2021

Jerash Holdings (US), Inc.

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Jerash Holdings (US), Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of (i) an additional 300,000 shares (the “Additional Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) issuable under the Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan (the “Plan”) and (ii) 1,281,075 shares of Common Stock issuable upon the exercise of options previously granted or to be granted pursuant to the Plan and being registered for resale (the “Underlying Shares,” and together with the Additional Shares, the “Shares”).

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1)	the Amended and Restated Certificate of Incorporation of the Company adopted on September 17, 2018 and the Amended and Restated Bylaws of the Company adopted on July 19, 2019;

(2)	the Plan; and

(3)	records of meetings and consents of the board of directors and stockholders of the Company and relevant documents provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers, and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the accuracy and completeness of each document submitted to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, of the execution and delivery by such parties of such documents, and the validity and binding effect thereon on such parties. We have also assumed that the Company will not in the future issue or otherwise make unavailable so many shares of its Common Stock that there are insufficient authorized and unissued shares of Common Stock for issuance. We have not independently verified any of these assumptions.

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The opinions expressed in this opinion letter are limited to the laws of the State of Delaware, as currently in effect. We are not opining on, and we assume no responsibility for, the applicability or effect on any of the matters covered herein of: (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any country, municipality, or other political subdivision or local government agency or authority. The opinions set forth below are rendered as of the date of this opinion letter. We assume no obligation to update or supplement such opinions to reflect any change of law or fact that may occur.

Based upon and subject to the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement with the SEC, (ii) issuance of the Shares in accordance with the terms of the Plan, and (iii) receipt by the Company of the consideration for the Shares as specified in the Plan in an amount no less than par value of such Shares, the Shares will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ HUNTER TAUBMAN FISCHER & LI LLC

HUNTER TAUBMAN FISCHER & LI LLC

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800 Third Avenue, Suite 2800 - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380